HERTZ VEHICLE FINANCING II LP,
as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

______________________________

BASE INDENTURE

Dated as of November 25, 2013

______________________________

Rental Car Asset Backed Notes
(Issuable in Series)

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

BASE INDENTURE, dated as of November 25, 2013, between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware, as issuer (“HVF II”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (in such capacity, the “Trustee”).
W I T N E S S E T H:
WHEREAS, HVF II has duly authorized the execution and delivery of this Base Indenture to provide for the issuance from time to time of one or more Series of Rental Car Asset Backed Notes (the “Notes”), issuable as provided in this Base Indenture; and
WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of HVF II, in accordance with its terms, have been done, and HVF II proposes to do all the things necessary to make the Notes, when executed by HVF II and authenticated and delivered by the Trustee hereunder and duly issued by HVF II, the legal, valid and binding obligations of HVF II as hereinafter provided;
NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.    Definitions.
Capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule I (the “Definitions List”), as such Definitions List may be amended, restated, modified or supplemented from time to time in accordance with the provisions hereof.
Section 1.2.    Cross-References.
Unless otherwise specified, references in this Base Indenture to any Article or Section are references to such Article or Section of this Base Indenture and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
Section 1.3.    Accounting and Financial Determinations; No Duplication.
Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Base Indenture, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Base Indenture, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Master Related Documents shall be made without duplication.
Section 1.4.    Rules of Construction.
In this Base Indenture, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Base Indenture, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;
(h)    references to sections of the Code also refer to any successor sections; and
(i)    the language used in this Base Indenture will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
ARTICLE II

THE NOTES
Section 2.1.    Designation and Terms of Notes.
Each Series of Notes shall be substantially in the form specified in the applicable Group/Series Supplement and shall bear, upon its face, the designation for such Series of Notes to which it belongs as selected by HVF II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Group/Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officer executing such Notes, as evidenced by his execution of the Notes. All Notes of any Series of Notes, except as specified in the applicable Group/Series Supplement, shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Base Indenture and the applicable Group/Series Supplement. The aggregate principal amount of Notes that may be authenticated and delivered under this Base Indenture is unlimited. The Notes of each Series of Notes shall be issued in the denominations set forth in the applicable Group/Series Supplement.
Section 2.2.    Notes Issuable in Series Within Groups.
(a)    The Notes may be issued in one or more Series of Notes. Each Series of Notes shall be created by a Group/Series Supplement.
(b)    A Group Supplement from time to time may be executed by HVF II in connection with the issuance of the first Series of Notes forming a part of the applicable Group upon delivery by HVF II to the Trustee, and receipt by the Trustee, of the following:
(i)    a Group Supplement satisfying the criteria set forth in Section 2.3 executed by HVF II and the Trustee;

(ii)    written confirmation from each Rating Agency that the Rating Agency Condition with respect to each Series of Notes Outstanding (other than any such Series of Notes (i) with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Notes or will occur as a result of the issuance of the new Series of Notes or (ii) that is being repaid in full with the proceeds of the Notes issued pursuant to such Group Supplement) shall have been satisfied with respect to such execution;
(iii)    evidence that each of the parties to the Group Related Documents with respect to such Group has covenanted and agreed in such Group Related Documents (with the exception of the Group Supplement with respect to such Group) that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against the Nominee, HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law;
(iv)    an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the initial Series Closing Date with respect to such Group, substantially to the effect that such Group Supplement is a legal, valid and binding agreement of HVF II, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity; and
(v)    such other documents, instruments, certifications, agreements or other items specified in the Group Related Documents and Series Related Documents with respect to such Series of Notes.
Section 2.3.    Group Supplement for each Group of Notes.
All Notes issued by HVF II shall be part of a Group. To establish any Group, the parties hereto shall execute a Group Supplement, which shall specify the relevant terms with respect to such new Group, which shall include:
(i)    its name or designation;
(ii)    the Initial Series Closing Date with respect to such Group;
(iii)    the method of allocating Group-Specific Collections with respect to such Group among the Series belonging to such Group;
(iv)    the names of any Group Accounts to be used by such Group and the terms governing the operation of any such account and the use of moneys therein;

(v)    any deposit of funds to be made in any Group Account with respect to such Group on the Initial Series Closing Date with respect to such Group;
(vi)    terms with respect to such Group’s Group-Specific Collateral providing:

(A)	for the definition of such Group-Specific Collateral;

(B)	that such Group-Specific Collateral shall secure only those Series issued pursuant to such Group Supplement;

(C)	that no other Group shall be entitled to the benefit of such Group-Specific Collateral; and

(D)
that if it is determined that the Noteholders of such Group have any right, title or interest in, to or under the Group-Specific Collateral with respect to any other Group (“Other Group Collateral”), then such Noteholders agree that their right, title and interest in, to or under such Other Group Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such Other Group Collateral, and in such case, such Group Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code; and

(vii)    a condition precedent to the issuance of any Series of Notes pursuant to such Group Supplement requiring delivery by HVF II to the Trustee, and receipt by the Trustee, of the following:

(A)
written confirmation from each Rating Agency that the Rating Agency Condition with respect to each Series of Notes Outstanding of such Group (other than any such Series of Notes (i) with respect to which an Amortization Event or Potential Amortization Event is continuing as of the date of the issuance of the new Series of Notes or will occur as a result of the issuance of the new Series of Notes or (ii) that is being repaid in full with the proceeds of the Notes issued pursuant to such Group Supplement) shall have been satisfied with respect to such issuance;

(B)
evidence that each of the parties to the Series Related Documents with respect to such Series has covenanted and agreed in such Series Related Documents (with exception of the Series Supplement with respect to such Series) that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against the Nominee, HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; and

(C)	a Tax Opinion.
(viii)    any other relevant terms of such Group that do not change the terms of any Series of Notes Outstanding and that do not prevent the satisfaction of the Rating Agency Condition referenced in Section 2.3(vii)(A) above (all such terms, the “Principal Group Terms” of such Group).
Section 2.4.    Execution and Authentication.
The Notes, upon issuance pursuant to the Group/Series Supplement, shall be executed on behalf of HVF II by an Authorized Officer and delivered by HVF II to the Trustee for authentication and redelivery as provided in such Group/Series Supplement.
Section 2.5.    Registrar and Paying Agent.
HVF II shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 7.8(a)) (“Paying Agent”) at whose office or agency Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). HVF II may appoint one or more co‑registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co‑registrars. HVF II may change any Paying Agent or Registrar without prior notice to any Noteholder. HVF II shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.
Section 2.6.    Paying Agent to Hold Money in Trust.
(a)    HVF II shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent shall:
(i)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)    give the Trustee notice of any default by HVF II of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
(iii)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;
(iv)    immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and
(v)    comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
(b)    HVF II at any time, for the purpose of obtaining the satisfaction and discharge of this Base Indenture or for any other purpose, by Company Order may direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
(c)    Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to HVF II on Company Request; and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to HVF II for payment thereof (but only to the extent of the amounts so paid to HVF II), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of HVF II, may cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London and Luxembourg (if the related Series of Notes has been listed on the Luxembourg Stock Exchange), if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to HVF II. The Trustee may also adopt and employ, at the expense of HVF II, any other reasonable means of notification of such repayment.
Section 2.7.    Noteholder List.
The Trustee shall furnish or cause to be furnished by the Registrar to HVF II or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from HVF II or the Paying Agent, respectively, in writing, a list in such form as HVF II or the Paying Agent may reasonably require, of the names and addresses of the Noteholders of each Series of Notes as of the most recent Record Date for payments to such Noteholders. Unless otherwise provided in the applicable Series Supplement, holders of Notes of any Series of Notes having an aggregate Principal Amount of not less than 25% of the aggregate Principal Amount of such Series of Notes (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series of Notes with respect to their rights under this Base Indenture or under the Notes and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses and thereafter promptly after the receipt of such application (but in no event later than five (5) Business Days after having been so indemnified following such receipt), shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Trustee and shall give HVF II notice that such request has been made. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Noteholder, by receiving and holding an Note, agrees with the Trustee that none of the Trustee, the Registrar, or any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, HVF II shall furnish to the Trustee at least seven Business Days before each Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.
Section 2.8.    Transfer and Exchange.
(a)    Upon surrender for registration of transfer of any Note at the office or agency of the Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the UCC are met, HVF II shall execute and after HVF II has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like Principal Amount. At the option of any Noteholder, Notes may be exchanged for other Notes of the same Series of Notes and Class in authorized denominations of like Principal Amount, upon surrender of the Notes to be exchanged at any office or agency of the Registrar maintained for such purpose. Whenever Notes of any Series of Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, HVF II shall execute and after HVF II has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes that the Noteholder making the exchange is entitled to receive.
(b)    Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with a medallion signature guarantee, and (ii) accompanied by such other documents as the Trustee may require. HVF II shall execute and deliver to the Trustee or the Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Base Indenture and the Notes.
(c)    All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of HVF II, evidencing the same debt, and entitled to the same benefits under this Base Indenture, as the related Notes surrendered upon such registration of transfer or exchange.
(d)    The preceding provisions of this Section 2.8 notwithstanding, the Trustee or the Registrar, as the case may be, shall not be required to register the transfer or exchange of any Note of any Series of Notes for a period of 15 days preceding the due date for payment in full of the Notes of such Series of Notes.
(e)    Unless otherwise provided in the applicable Group Supplement or Series Supplement, no service charge shall be payable for any registration of transfer or exchange of Notes, but HVF II or the Registrar may require payment by the Noteholder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(f)    Unless otherwise provided in the applicable Group Supplement or Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Group/Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13, the typewritten Note or Notes representing Book-Entry Notes for any Series of Notes may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series of Notes, or to a successor Clearing Agency for such Series of Notes selected or approved by HVF II or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.
(g)    If the Notes are listed on the Luxembourg Stock Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to HVF II upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.
(h)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Agency Participants or beneficial owners of interests in any global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i)    Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Clearing Agency.
Section 2.9.    Persons Deemed Owners.
Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and HVF II may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor HVF II shall be affected by notice to the contrary.
Section 2.10.    Replacement Notes.
(a)    If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold HVF II and the Trustee harmless then, provided that the requirements of Section 8-405 of the UCC are met, HVF II shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Note, HVF II may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, HVF II and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by HVF II or the Trustee in connection therewith.
(b)    Upon the issuance of any replacement Note under this Section 2.10, HVF II may require the payment by the Noteholder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.
(c)    Every replacement Note issued pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall be entitled to all the benefits of this Base Indenture equally and proportionately with any and all other Notes of the same Class and Series of Notes duly issued hereunder.
(d)    The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11.    Treasury Notes.
In determining whether the Noteholders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by HVF II or any Affiliate of HVF II (other than an Affiliate Issuer) shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual owners of the Notes.
Section 2.12.    Book-Entry Notes.
(a)    Unless otherwise provided in any applicable Group/Series Supplement, the Notes of each Series of Notes, upon original issuance, shall be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the depository specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series of Notes. The Notes of each Series of Notes shall, unless otherwise provided in the applicable Group/Series Supplement, initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series of Notes (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13:
(i)    the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series of Notes;
(ii)    HVF II, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder of such Series of Notes, and shall have no obligation to the Note Owners;
(iii)    to the extent that the provisions of this Section 2.12 conflict with any other provisions of this Base Indenture, the provisions of this Section 2.12 shall control with respect to each such Series of Notes;
(iv)    the rights of Note Owners of each such Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Base Indenture to actions by the Noteholders (or the portion of the Noteholders represented by the Noteholders of such Series of Notes) shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Base Indenture to distributions, notices, reports and statements to the Noteholders (or the portion of the Noteholders represented by the Noteholders of such Series of Notes) shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series of Notes for distribution to the Note Owners in accordance with the procedures of the Clearing Agency; and
(v)    whenever this Base Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the principal amount of the Outstanding Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes and has delivered such instructions to the Trustee.
Pursuant to the Depository Agreement applicable to a Series of Notes, unless and until Definitive Notes of such Series of Notes are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants.
(b)    Whenever notice or other communication to any Noteholders is required under this Base Indenture, unless and until Definitive Notes shall have been issued to the Note Owner with respect thereto pursuant to Section 2.13, the Trustee and HVF II shall give all such notices and communications specified herein to be given to such Noteholder to the applicable Clearing Agency for distribution to such Note Owner.
Section 2.13.    Definitive Notes.
(a)    The Notes of any Series of Notes, to the extent provided in the related Group/Series Supplement, upon original issuance, may be issued in the form of Definitive Notes. The applicable Group/Series Supplement shall set forth the legend relating to the restrictions on transfer of such Definitive Notes and such other restrictions as may be applicable.
(b)    With respect to the Notes of any Series of Notes issued in the form of typewritten Notes representing the Book-Entry Notes, if:
(i) both (A) HVF II advises the Trustee in writing that the Clearing Agency with respect to any Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or HVF II is unable to locate a qualified successor;
(ii) HVF II, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series of Notes Outstanding; or
(iii) after the occurrence of an Amortization Event with respect to any Series of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Principal Amount of such Series of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, then the Trustee shall notify all Note Owners of such Series of Notes, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series of Notes. Upon surrender to the Trustee of the Notes of such Series of Notes by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, HVF II shall execute and the Trustee shall authenticate, upon receipt of a Company Order, and deliver the Definitive Notes in accordance with the instructions of the Clearing Agency. Neither HVF II nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Noteholders of the Definitive Notes of such Series of Notes as Noteholders of such Series of Notes hereunder.
Section 2.14.    Cancellation.
HVF II may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which HVF II may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and the principal of and all accrued interest on all such cancelled Notes shall be deemed to have been paid in full (and such payment of principal and interest shall be deemed to have been made to the relevant Noteholders) and such cancelled Notes shall be deemed no longer to be outstanding for all purposes hereunder. HVF II may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless HVF II shall direct that cancelled Notes be returned to it pursuant to a Company Order.
Section 2.15.    Principal and Interest.
(a)    The principal of each Series of Notes shall be payable at the times and in the amount set forth in the applicable Group/Series Supplement.
(b)    Each Series of Notes shall accrue interest as provided in the applicable Group/Series Supplement and such interest shall be payable at the times and in the amount set forth in the applicable Group/Series Supplement.
(c)    Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Payment Date for such Note shall be entitled to receive the principal and interest payable on such Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.
(d)    If HVF II defaults in the payment of interest on the Notes of any Series of Notes, such interest, to the extent paid on any date that is more than five (5) Business Days after the applicable due date, at the option of HVF II, shall cease to be payable to the Persons who were Noteholders of such Series of Notes on the applicable Record Date and HVF II shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders of such Series of Notes on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in the applicable Group/Series Supplement and in the Notes of such Series of Notes. HVF II shall fix or cause to be fixed each such special record date and payment date, and at least fifteen (15) days before the special record date, HVF II (or the Trustee, in the name of and at the expense of HVF II) shall mail to Noteholders of such Series of Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.16.    Tax Treatment.
HVF II has structured this Base Indenture and each Group/Series Supplement and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
ARTICLE III

SECURITY
Each Series of Notes shall be secured in accordance with its related Group/Series Supplement and the Collateral Agency Agreement.
ARTICLE IV

RULE 144A INFORMATION
For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, HVF II agrees to provide or cause to be provided to any Noteholder or Note Owner and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
HVF II hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of each Closing Date:
Section 5.1.    Existence and Power.
(a)    HVF II (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Base Related Documents with respect to such date make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (iii) has all limited partnership powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Base Related Documents with respect to such date, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect.
(b)    The HVF II General Partner (i) is the sole general partner of HVF II, (ii) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign limited liability company and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Base Related Documents with respect to such date make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (iii) has all limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Base Related Documents with respect to such date, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect.
Section 5.2.    Limited Liability Company and Governmental Authorization.
The execution, delivery and performance by HVF II of this Base Indenture and the Base Related Documents with respect to such date to which it is a party (a) is within HVF II’s limited partnership powers, (b) have been duly authorized by all necessary limited partnership action, (c) requires no action by or in respect of, or filing with any Governmental Authority that has not been obtained, except to the extent that the failure to take such action or effect such filing is not reasonably likely to result in a Material Adverse Effect and (d) does not contravene, or constitute a default under, any Requirements of Law with respect to HVF II or any Contractual Obligation with respect to HVF II or result in the creation or imposition of any Lien (other than Base Permitted Liens) on any property of HVF II, except to the extent that such contravention or default is not reasonably likely to result in a Material Adverse Effect. This Base Indenture and each of the other Base Related Documents with respect to such date to which HVF II is a party have been executed and delivered by a duly authorized officer of HVF II.
Section 5.3.    No Consent.
No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by HVF II of this Base Indenture or any other applicable Base Related Documents with respect to such date or for the performance of any of HVF II’s obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by HVF II prior to such date and except to the extent that the failure to so obtain any such consent, approval or authorization, take any such action or effect any such registration, declaration or filing is not reasonably likely to result in a Material Adverse Effect.
Section 5.4.    Binding Effect.
This Base Indenture and each other Base Related Document is a legal, valid and binding obligation of HVF II enforceable against HVF II in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
Section 5.5.    Litigation.
There is no action, suit or proceeding pending against or, to the knowledge of HVF II, threatened against or affecting HVF II before any court or arbitrator or any Governmental Authority with respect to which there is a reasonable possibility of an adverse decision that would be reasonably likely to result in a Material Adverse Effect.
Section 5.6.    No ERISA Plan.
HVF II has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 5.7.    Tax Filings and Expenses.
HVF II has filed all federal, state and local tax returns and all other tax returns that, to the knowledge of HVF II, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by HVF II, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books. HVF II has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign limited partnership authorized to do business in each State in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.
Section 5.8.    Disclosure.
All certificates, reports, statements, documents and other information furnished to the Trustee by or on behalf of HVF II pursuant to any provision of this Base Indenture or any other Base Related Documents with respect to such date, or in connection with or pursuant to any amendment or modification of, or waiver under, this Base Indenture or any other Base Related Document with respect to such date, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Trustee true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee shall constitute a representation and warranty by HVF II made on the date the same are furnished to the Trustee to the effect specified herein.
Section 5.9.    Solvency.
Both before and after giving effect to the transactions contemplated by the Base Related Documents, HVF II is solvent within the meaning of the Bankruptcy Code and HVF II is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to HVF II.
Section 5.10.    Investment Company Act.
HVF II is not, and is not controlled by, an “investment company” within the meaning of, and is not required to register as an “investment company” under, the Investment Company Act.
Section 5.11.    Regulations T, U and X.
The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof). HVF II is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.
Section 5.12.    Ownership of Limited Partnership Interests; Subsidiary.
The sole general partner of HVF II is the HVF II General Partner and the sole limited partner of HVF II is Hertz, all of the issued and outstanding membership interests in the HVF II General Partner are owned by Hertz, all of which interests have been validly issued, are fully paid and non-assessable and are owned of record by Hertz, free and clear of all Liens other than Base Permitted Liens; provided, however, that such limited partnership interests in HVF II and/or such membership interest in the General Partner (collectively, the “SPV Issuer Equity”) may be pledged for the benefit of one or more Pledged Equity Secured Parties pursuant to any Pledged Equity Security Agreement as long as such Pledged Equity Security Agreement contains the Required Standstill Provisions. HVF II has no subsidiaries and owns no capital stock of, or other equity interest in, any other Person.
Section 5.13.    Non-Existence of Other Agreements.
As of the date of the issuance of the first Series of Notes, other than as permitted by Section 6.14, (i) HVF II is not a party to any contract or agreement of any kind or nature and (ii) HVF II is not subject to any material obligations or liabilities of any kind or nature in favor of any third party, including Contingent Obligations. As of the date of the issuance of the first Series of Notes, HVF II has not engaged in any business or enterprise or entered into any transaction, other than, in each case, as permitted by Section 6.15.
Section 5.14.    Compliance with Contractual Obligations and Laws.
HVF II is not (i) in violation of the HVF II LP Agreement, (ii) in violation of any Requirement of Law with respect to HVF II, except to the extent any such violation is not reasonably likely to result in a Material Adverse Effect or (iii) in violation of any Contractual Obligation with respect to HVF II, except to the extent any such violation is not reasonably likely to result in a Material Adverse Effect.
ARTICLE VI

COVENANTS
Section 6.1.    Maintenance of Office or Agency.
HVF II will maintain an office or agency (that may be an office of the Trustee, the Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon HVF II in respect of the Notes and this Base Indenture may be served, and where, at any time when HVF II is obligated to make a payment of principal of, and premium, if any, upon, the Notes, the Notes may be surrendered for payment. HVF II will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time HVF II shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and HVF II hereby appoints the Trustee as its agent to receive all surrenders, notices and demands.
HVF II may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. HVF II will give prompt written notice to the Trustee of any such designation or rescission.
HVF II hereby designates the Corporate Trust Office as one such office or agency of HVF II.
Section 6.2.    Conduct of Business and Maintenance of Existence.
HVF II will maintain its existence as a limited partnership under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect.
Section 6.3.    Compliance with Laws.
HVF II will comply in all respects with all Requirements of Law with respect to HVF II, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and where such noncompliance is not reasonably likely to result in a Material Adverse Effect and will not result in a Lien (other than (i) with respect to any such Lien on the property of HVF II not constituting (A) Group-Specific Collateral with respect to any Group of Notes or (B) Series-Specific Collateral with respect to any Series of Notes, Base Permitted Liens, (ii) with respect to any such Lien on the property of HVF II constituting Group-Specific Collateral with respect to any Group of Notes, Group Permitted Liens for such Group of Notes and (iii) with respect to any such Lien on the property of HVF II constituting Series-Specific Collateral with respect to any Series of Notes, Series Permitted Liens for such Series of Notes).
Section 6.4.    Inspection of Property, Books and Records.
HVF II will keep proper books of record and account in which full, true and correct entries shall be made of all its dealings, transactions in relation to the Collateral and its business activities sufficient to prepare financial statements in accordance with GAAP, and will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and directors, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.
Section 6.5.    Notice of Material Proceedings.
Within five (5) Business Days of any Authorized Officer of HVF II obtaining actual knowledge thereof, HVF II shall give the Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting HVF II that is reasonably likely to have a Material Adverse Effect.
Section 6.6.    Liens.
HVF II will not create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than: (i) with respect to any such property not constituting (A) Group-Specific Collateral with respect to any Group of Notes or (B) Series-Specific Collateral with respect to any Series of Notes, Base Permitted Liens, (ii) with respect any such property constituting Group-Specific Collateral with respect to any Group of Notes, Group Permitted Liens for such Group of Notes and (iii) with respect to any such property constituting Series-Specific Collateral with respect to any Series of Notes, Series Permitted Liens for such Series of Notes.
Section 6.7.    Other Indebtedness.
HVF II will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than under any Master Related Document.
Section 6.8.    No ERISA Plan.
HVF II shall not establish or maintain or contribute to any Plan that is covered by Title IV of ERISA.
Section 6.9.    Mergers.
HVF II will not be a party to any merger or consolidation, other than a merger or consolidation of HVF II into or with another Person if:
(a)    the Person formed by such consolidation or into or with which HVF II is merged shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and if HVF II is not the surviving entity, shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, the performance of every covenant and obligation of HVF II hereunder and under all other Master Related Documents to which HVF II is a party;
(b)    HVF II has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental agreement comply with this Section 6.9;
(c)    the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such merger or consolidation; and
(d)    HVF II has delivered to the Trustee an Opinion of Counsel stating that HVF II would not be substantively consolidated with any immediate and direct parent of such Person as a result of an Event of a Bankruptcy with respect to any such parent.
Section 6.10.    Sales of Assets.
HVF II will not sell, lease, transfer, liquidate or otherwise dispose of any of its property except as contemplated by the Master Related Documents.
Section 6.11.    Acquisition of Assets.
HVF II will not acquire, by long-term or operating lease or otherwise, any property except in accordance with the terms of the Master Related Documents.
Section 6.12.    Organizational Documents.
Neither HVF II nor the HVF II General Partner will amend any of its organizational documents, including certificate of limited partnership or limited partnership agreement of HVF II and the certificate of incorporation and bylaws of the HVF II General Partner unless, prior to such amendment, the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment.
Section 6.13.    Investments.
Neither HVF II nor the HVF II General Partner will make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than in accordance with the Master Related Documents and, in addition, without limiting the generality of the foregoing, HVF II will not direct the investment of funds in any Group-Specific Collection Account or Series-Specific Collection Account in a manner that would have the effect of causing HVF II to be an “investment company” within the meaning of the Investment Company Act.
Section 6.14.    No Other Agreements.
HVF II will not enter into or be a party to any agreement or instrument other than any Master Related Document, any documents related to any Enhancement, any document to effect a merger or consolidation permitted pursuant to Section 6.9 or any documents and agreements incidental or related to any of the foregoing.
Section 6.15.    Other Business.
HVF II will not engage in any business or enterprise or enter into any transaction other than the acquisition and funding of Group-Specific Collateral and Series-Specific Collateral, the related exercise of its rights under Group-Specific Collateral, Series-Specific Collateral and the Master Related Documents, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing.
Section 6.16.    Maintenance of Separate Existence.
Each of HVF II and the HVF II General Partner will:
(a)    maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of HVF II will not be diverted to any other Person or for other than the use of HVF II, nor will such funds be commingled with the funds of Hertz or any other Subsidiary or Affiliate of Hertz other than as provided in the Master Related Documents;
(b)    ensure that all transactions between HVF II and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Master Related Documents meet the requirements of this clause (b);
(c)    to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from that of Hertz and its Affiliates (other than Hertz Vehicles LLC or any other affiliated special purpose company (other than HGI)); provided, that segregated offices in the same building shall constitute separate addresses for purposes of this clause (c). To the extent that HVF II and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;
(d)    conduct its affairs in its own name and in accordance with the HVF II LP Agreement or the HVF II General Partner Certificate of Incorporation and by-laws, as applicable, and observe all necessary, appropriate and customary limited partnership or limited liability company formalities, as applicable, including, but not limited to, holding all regular and special meetings and/or adopting all written consents appropriate to authorize all actions of HVF II or the HVF II General Partner, as applicable, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;
(e)    not assume or guarantee any of the liabilities of Hertz or any Affiliate thereof;

(f)    only in the case of the HVF II General Partner, maintain at least two (2) Independent Directors on its Board of Directors;
(g)    maintain separate financial statements in accordance with GAAP, or, if financial statements are prepared on a consolidated basis with Hertz or any Affiliate thereof, such financial statements shall contain notes clearly (i) disclosing the separate legal existence of each of HVF II and the HVF II General Partner and (ii) stating that the assets of HVF II and the assets of the HVF II General Partner are owned by HVF II or the HVF II General Partner, as applicable, and are not available to satisfy obligations of Hertz or such Affiliate and identifying the amounts of the assets so owned.
ARTICLE VII

THE TRUSTEE
Section 7.1.    Duties of the Trustee.
(a)    If an Amortization Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Base Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence or willful misconduct.
(b)    Except during the occurrence and continuance of an Amortization Event:
(i)    The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and the Master Related Documents to which it is a party and no others, and no implied covenants or obligations shall be read into this Indenture or such Master Related Documents against the Trustee; and
(ii)    In the absence of negligence, bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or any applicable Master Related Document; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of this Indenture or such Master Related Document (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  Except as otherwise provided, the delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including HVF II’s compliance with any of its covenants hereunder or thereunder, as the case may be (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)    Subject to Section 7.1(a), no provision of the Base Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or willful misconduct, provided, however, that:
(i)    This clause does not limit the effect of clause (b) of this Section 7.1.
(ii)    The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts nor shall the Trustee be liable with respect to any action it takes or omits to take in good faith in accordance with the Base Indenture.
(iii)    The Trustee shall not be charged with knowledge of any default by any Person in the performance of its obligations under any Master Related Document, unless a Trust Officer receives written notice of such failure from HVF II, Hertz, any Leasing Company Trustee or any Noteholder or otherwise has actual knowledge thereof.
(iv)    Prior to occurrence of an Amortization Event with respect to any Series of Notes, and after curing all such Amortization Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Base Indenture, the Trustee shall be obligated to perform only such duties and obligations as are specifically set forth in the Base Indenture and no implied covenants or obligations shall be read into the Base Indenture against the Trustee.
(v)    The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in the Base Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Person under any of the Master Related Documents.
(d)    In the event that the Paying Agent or the Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Registrar, as the case may be, under this Base Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.
(e)    Subject to Section 7.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Master Related Documents.

(f)    Whether or not therein expressly so provided, every provision of this Base Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.
(g)    Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto and, unless directed by the Required Noteholders of any Series of Notes Outstanding, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any securities interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission or any carrier, forwarding agency or other agent or bailee selected by the Trustee with due care in good faith.
(h)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of HVF II to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of this Base Indenture or any other Master Related Document by HVF II or the Collateral Agent.
Section 7.2.    Rights of the Trustee.
Except as otherwise provided by Section 7.1:
(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed by or presented by the proper person.
(b)    The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care. The appointment of agents (other than legal counsel) pursuant to this subsection (c) shall be subject to the prior consent of HVF II, which consent shall not be unreasonably withheld.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon it by this Base Indenture; provided that, the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Group Supplement or any Series Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Base Indenture, any Group Supplement or any Series Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a default by any Leasing Company or HVF II (that, in any such case, has not been cured), to exercise such rights and powers vested in it by this Base Indenture, any Group Supplement or any Series Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(f)    The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series of Notes. If the Trustee is so requested by the Required Noteholders or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled, upon reasonable notice and upon reasonable request, to examine the books, records and premises of HVF II, personally or by agent or attorney, at the sole cost of HVF II and the Trustee shall incur no liability by reason of such inquiry or investigation.
(g)    The Trustee shall not be liable for any losses or liquidation penalties in connection with Permitted Investments, unless such losses or liquidation penalties were incurred through the Trustee’s own willful misconduct, negligence or bad faith.
(h)    The Trustee shall not be liable for the acts or omissions of any successor to the Trustee so long as such acts or omissions were not the result of the negligence, bad faith or willful misconduct of the predecessor Trustee.
(i)    The Trustee shall not be required to take any action pursuant to any request or direction of HVF II unless such request or direction is sufficiently evidenced by a Company Request or Company Order.
(j)    Whenever in the administration of this Base Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.
(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.
(l)    The Trustee may request that HVF II deliver an incumbency certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Base Indenture, which incumbency certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(m)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware services); it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(n)    In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(o)    The Trustee shall not be deemed to have notice of any Potential Amortization Event or Amortization Event unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes or this Indenture.
Section 7.3.    Individual Rights of the Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with HVF II or an Affiliate of HVF II with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
Section 7.4.    Notice of Amortization Events and Potential Amortization Events.
If an Amortization Event or a Potential Amortization Event with respect to any Series of Notes Outstanding occurs and is continuing of which a Trust Officer shall have received written notice, the Trustee shall promptly (and in any event within five (5) Business Days) provide the Noteholders, HVF II and each Rating Agency with notice of such Amortization Event or Potential Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and facsimile and otherwise by first class mail.
Section 7.5.    Compensation.
(a)    HVF II shall promptly pay to the Trustee from time to time compensation for its acceptance of this Base Indenture and services hereunder as the Trustee and HVF II shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. HVF II shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel and (ii) the reasonable expenses of the Trustee’s agents.
(b)    HVF II shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.
(c)    When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.
(d)    The provisions of this Section 7.5 shall survive the termination of this Base Indenture and the resignation and removal of the Trustee.
Section 7.6.    Replacement of the Trustee.
(a)    The Trustee may, after giving forty-five (45) days prior written notice to HVF II, each Noteholder and each Rating Agency, resign at any time and be discharged from the trust hereby created. The Requisite Indenture Investors, acting together, may remove the Trustee with respect to the trust hereby created at any time by so notifying the Trustee and HVF II. So long as no Amortization Event has occurred and is continuing with respect to any Series of Notes Outstanding, HVF II may remove the Trustee at any time. HVF II shall remove the Trustee if:
(i)    the Trustee fails to comply with Section 7.8;
(ii)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;
(iii)    a custodian or public officer takes charge of the Trustee or its property; or
(iv)    the Trustee becomes incapable of acting.
(b)    If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, HVF II shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Requisite Indenture Investors, acting together, may appoint a successor Trustee to replace the successor Trustee appointed by HVF II.
(c)    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or any Noteholder, at the expense of HVF II, may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)    If the Trustee after written request by any Noteholder fails to comply with Section 7.8, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to HVF II. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base Indenture and any Series Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.6, HVF II’s obligations under Section 7.5 shall continue for the benefit of the retiring Trustee.
(f)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 7.6 and the assumption of obligations of the Trustee hereunder by such successor trustee.
Section 7.7.    Successor Trustee by Merger, etc.
Subject to Section 7.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.8.    Eligibility Disqualification.
(a)    There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power and (ii) be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
(b)    At any time the Trustee shall cease to satisfy the eligibility requirements of Section 7.8(a) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6.
Section 7.9.    Appointment of Co-Trustee or Separate Trustee.
(a)    Notwithstanding any other provisions of this Base Indenture or any Series Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 7.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.8 and no notice to Noteholders of the appointment of any co-

trustee or separate trustee shall be required under Section 7.6. No co-trustee shall be appointed without the consent of HVF II unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.
(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)    The Notes of each Series of Notes shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;
(ii)    All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
(iii)    No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iv)    The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Group Supplement and any Series Supplement, specifically including every provision of this Base Indenture or any Series Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to HVF II.
(d)    Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture or any Series Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
Section 7.10.    Representations and Warranties of Trustee.
The Trustee represents and warrants to HVF II and the Noteholders that:
(i)    The Trustee is a national banking association, organized, existing and in good standing under the laws of the United States of America;
(ii)    The Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes;
(iii)    This Base Indenture has been duly executed and delivered by the Trustee;
(iv)    The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 7.8; and
(v)    The Trustee shall remain primarily liable for the actions of any co-trustees.
Section 7.11.    HVF II Indemnification of the Trustee.
HVF II shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture or any other Master Related Document, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by HVF II, any Noteholder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.11; provided, however, that, HVF II shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be. The indemnity provided herein shall survive the termination of this Base Indenture and the resignation and removal of the Trustee.

ARTICLE VIII

DISCHARGE OF INDENTURE
Section 8.1.    Termination of HVF II’s Obligations.
(a)    This Base Indenture shall cease to be of further effect (except that (i) HVF II’s obligations under Section 7.5 and Section 7.11, (ii) the Trustee’s and Paying Agent’s obligations under Section 8.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 10.14 shall survive) when all Outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and HVF II has paid all sums payable hereunder.
(b)    In addition, except as may be provided to the contrary in any Series Supplement, HVF II may terminate all of its obligations under this Base Indenture if:
(i)    HVF II irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and HVF II under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the Trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;
(ii)    HVF II delivers to the Trustee an Officer’s Certificate signed by an Authorized Officer of HVF II stating that all conditions precedent to satisfaction and discharge of this Base Indenture have been complied with, and an Opinion of Counsel to the same effect;
(iii)    HVF II delivers to the Trustee an Officer’s Certificate signed by an Authorized Officer of HVF II stating that no Potential Amortization Event or Amortization Event shall have occurred and be continuing on the date of such deposit; and
(iv)    the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such deposit and termination of obligations pursuant to this Section 8.1.

Then, this Base Indenture shall cease to be of further effect (except as provided in this Section 8.1), and the Trustee, on demand of HVF II, shall execute proper instruments acknowledging confirmation of and discharge under this Base Indenture.
(c)    After such irrevocable deposit made pursuant to Section 8.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of HVF II’s obligations under this Base Indenture except for those surviving obligations specified above.
In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.
(d)    The representations and warranties set forth in Article 5 of this Base Indenture shall survive for so long as any Series of Notes are Outstanding, and may not be waived with respect to any Series of Notes Outstanding.
Section 8.2.    Application of Trust Money.
The Trustee or a trustee satisfactory to the Trustee and HVF II shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Base Indenture to the payment of principal and interest on the Notes. The provisions of this Section 8.2 shall survive the expiration or earlier termination of this Base Indenture.
Section 8.3.    Repayment to HVF II.
The Trustee and the Paying Agent shall promptly pay to HVF II upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any Notes held by them at any time.
Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to HVF II upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.
The provisions of this Section 8.3 shall survive the expiration or earlier termination of this Base Indenture.
ARTICLE IX

AMENDMENTS
Section 9.1.    Without Consent of the Noteholders.
(a)    Without the consent of any Noteholder, HVF II and the Trustee, at any time and from time to time, may enter into one or more Indenture Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:
(i)    to create a new Group of Notes;
(ii)    to create a new Series of Notes;
(iii)    to add to the covenants of HVF II for the benefit of any Noteholders (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series of Notes) or to surrender any right or power herein conferred upon HVF II (provided, however, that HVF II will not pursuant to this subsection 9.1(a)(iii) surrender any right or power it has under any Group Related Document or Series Related Document);
(iv)    to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Base Indenture or as may, consistent with the provisions of the Base Indenture, be deemed appropriate by HVF II and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed, assigned and transferred to the Trustee;
(v)    to cure any mistake, ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein;
(vi)    to provide for uncertificated Notes in addition to certificated Notes;
(vii)    to add to or change any of the provisions of the Base Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
(viii)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series of Notes and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or
(ix)    to correct or supplement any provision herein that may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Base Indenture;
provided, however, that, as evidenced by an Officer’s Certificate of HVF II, such action shall not adversely affect in any material respect the interests of any Noteholder.
Section 9.2.    With Consent of the Noteholders.
(a)    Except as provided in Section 9.1 or any related provision in a Group Supplement, the provisions of this Base Indenture may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by HVF II, the Trustee and the Requisite Indenture Investors (or the Requisite Group Investors of each Outstanding Group of Notes, in respect of any amendment, modification or waiver to the Base Indenture that materially adversely affects only the Noteholders of such Group of Notes and does not materially adversely affect the Noteholders of any other Group of Notes, as substantiated by an Officer’s Certificate of HVF II to such effect); provided, that the Rating

Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to each such amendment or modification.
(b)    Notwithstanding the foregoing (but subject to the proviso in the immediately preceding sentence):
(i)    any modification of this Section 9.2 or any requirement hereunder that any particular action be taken by Noteholders holding the relevant percentage in Principal Amount of the Notes shall require the consent of each Noteholder materially adversely affected thereby;
(ii)    any amendment, waiver or other modification to this Base Indenture that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each materially adversely affected Noteholder; or (B) affect adversely in any material respect the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; and
(iii) any amendment, waiver or other modification that would (A) approve the assignment or transfer by HVF II of any of its rights or obligations hereunder or under any other Base Related Documents to which it is a party, except pursuant to the express terms hereof or thereof; or (B) release any obligor under any Base Related Document to which it is a party, except pursuant to the express terms hereof or of such Base Related Document, shall require in each case the consent of Noteholders holding not less than 66⅔% of the Aggregate Indenture Principal Amount; provided, however, that any such amendment, waiver, or other modification relating to a Base Related Document that relates solely to a single Series of Notes (as evidenced by an Officer’s Certificate of HVF II) shall require only the consent of Noteholders holding not less than 66⅔% of the Principal Amount of such Series of Notes; provided, further that with respect to any such amendment, waiver or other modification relating to a Base Related Document or portion thereof that does not adversely affect in any material respect a Series of Notes, as evidenced by an Officer’s Certificate of HVF II, then such Series of Notes shall be deemed not to be outstanding for purposes of the foregoing consent (and the calculation of Aggregate Indenture Principal Amount shall be modified accordingly).
(c)    No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Base Indenture or any other Base Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.
Section 9.3.    Supplements and Amendments.
Each amendment or other modification to this Base Indenture shall be set forth in an Indenture Supplement. The initial effectiveness of each Indenture Supplement shall be subject to the satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding.
Section 9.4.    Revocation and Effect of Consents.
Until an amendment or waiver becomes effective, a consent to it by an Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of an Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. HVF II may fix a record date for determining which Noteholders must consent to such amendment or waiver.
Section 9.5.    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. HVF II, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.6.    The Trustee to Sign Amendments, etc.
The Trustee shall sign any Indenture Supplement authorized pursuant to this Article IX if such Indenture Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Indenture Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel as conclusive evidence that such Indenture Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
ARTICLE X

MISCELLANEOUS
Section 10.1.    Notices.
(a)    Any notice or communication by HVF II or the Trustee to the other shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:
If to HVF II:
HERTZ VEHICLE FINANCING II LP
c/o    The Hertz Corporation
    225 Brae Boulevard
    Park Ridge, NJ 07656

Attn:    Treasury Department
Phone: (201) 307-2000
Fax: (201) 307-2746
If to the HVF II General Partner:
HVF II GP Corp.
c/o    The Hertz Corporation
    225 Brae Boulevard
    Park Ridge, NJ 07656

Attn:    Treasury Department
Phone: (201) 307-2000
Fax: (201) 307-2746

If to the Trustee:
2 North LaSalle, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administrator – Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562
HVF II or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications; provided, however, HVF II may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.
Notwithstanding any provisions of this Base Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Base Indenture or the Notes.
If HVF II mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee at the same time.
In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
(e)    Where the Base Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first‑class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to an Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Base Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 10.2.    Certificate as to Conditions Precedent.
Upon any request or application by HVF II to the Trustee to take any action under this Base Indenture, HVF II shall furnish to the Trustee an Officer’s Certificate of HVF II in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.3) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Base Indenture relating to the proposed action have been complied with.
Section 10.3.    Statements Required in Certificate.
Each certificate with respect to compliance with a condition or covenant provided for in this Base Indenture shall include:
(a)    a statement that the Person giving such certificate has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;
(c)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.
Section 10.4.    Rules by the Trustee.
The Trustee may make reasonable rules for action by or at a meeting of the Noteholders.
Section 10.5.    Duplicate Originals.
The parties may sign any number of copies of this Base Indenture. One signed copy is enough to prove this Base Indenture.
Section 10.6.    Benefits of Indenture.
Except as set forth in a Group/Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under the Base Indenture.

Section 10.7.    Payment on Business Day.
In any case where any Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of this Base Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Payment Date, redemption date, or maturity date; provided, however. that no interest shall accrue for the period from and after such Payment Date, redemption date, or maturity date, as the case may be.
Section 10.8.    Governing Law.
THIS BASE INDENTURE AND EACH GROUP/SERIES SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS BASE INDENTURE OR ANY GROUP/SERIES SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
Section 10.9.    Successors.
All agreements of HVF II in this Base Indenture and the Notes shall bind its successor; provided, however, except as provided in Section 9.2(b)(iii), HVF II may not assign its obligations or rights under this Base Indenture or any Base Related Document. All agreements of the Trustee in this Base Indenture shall bind its successor.
Section 10.10.    Severability.
In case any provision in this Base Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.11.    Counterpart Originals.
This Base Indenture may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Base Indenture.
Section 10.12.    Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Base Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 10.13.    Termination; Collateral.
This Base Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when all Note Obligations have been fully paid and satisfied, at which time the Trustee, at the request of HVF II and upon receipt of an Officer’s Certificate of HVF II to the effect that all Note Obligations have been fully paid and satisfied, shall reassign (without recourse upon, or any representation or warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to HVF II.
Section 10.14.    No Bankruptcy Petition Against HVF II.
Each of the Noteholders and the Trustee hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against HVF II, the HVF II General Partner, the Nominee or RCFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided however that, nothing in this Section 10.14 shall constitute a waiver of any right to indemnification, reimbursement or other payment from HVF II pursuant to this Base Indenture.  In the event that any such Noteholder or the Trustee takes action in violation of this Section 10.14, HVF II, the HVF II General Partner or its Independent Director, as the case may be, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or the Trustee against HVF II, the HVF II General Partner or its Independent Director, as the case may be, or the commencement of such action and raising the defense that such Noteholder or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  The provisions of this Section 10.14 shall survive the termination of this Base Indenture, and the resignation or removal of the Trustee.  Nothing contained herein shall preclude participation by any Noteholder or the Trustee in the assertion or defense of its claims in any such proceeding involving HVF II, the HVF II General Partner or its Independent Director.
Section 10.15.    No Recourse.
The obligations of HVF II under this Base Indenture and any Group/Series Supplement are solely the obligations of HVF II. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Base Indenture or any Group/Series Supplement against any member, employee, officer or director of HVF II. Fees, expenses, costs or other obligations payable by HVF II hereunder shall be payable by HVF II to the extent and only to the extent that HVF II is reimbursed therefor pursuant to any of the Master Related Documents, or funds are then available or thereafter become available for such purpose pursuant to the Master Related Documents. In the event that HVF II is not reimbursed for such fees, expenses, costs or other obligations or that sufficient funds are not available for their payment pursuant to the Master Related Documents, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, HVF II. Nothing in this Section 10.15 shall be construed to limit the Trustee from exercising its rights hereunder with respect to the Collateral.
Section 10.16.    Electronic Execution. This Base Indenture may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Base Indenture or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 10.17.    Waiver of Jury Trial.
EACH OF HVF II AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE OR ANY GROUP/SERIES SUPPLEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 10.18.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Base Indenture or any Group/Series Supplement, the Notes or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to this Base Indenture or any Group/Series Supplement, the Notes or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 10.1 (provided that, nothing in this Base Indenture shall affect the right of any such party to serve process in any other manner permitted by law).

IN WITNESS WHEREOF, the Trustee and HVF II have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.
HERTZ VEHICLE FINANCING II LP, a limited partnership, as Issuer
By:    HVF II GP Corp., its General Partner

By: /s/ R. Scott Massengill	Name: R. Scott Massengill Title: Treasurer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: /s/ Mitchell L. Brumwell	Name: Mitchell L. Brumwell Title: Vice President

SCHEDULE I
TO THE
BASE INDENTURE

DEFINITIONS LIST
“Affiliate” means, with respect to any specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlled” and “controlling” have meanings correlative to the foregoing.
“Affiliate Issuer” means any special purpose entity that is an Affiliate of Hertz that has entered into financing arrangements secured by one or more Series of Notes and has assigned all of its voting, consent and control rights associated with such Notes ultimately to Persons that are not Affiliates of Hertz.
“Agent” means any Registrar or Paying Agent.
“Aggregate Indenture Principal Amount” means the sum of the Principal Amounts with respect to each Series of Notes Outstanding.
“Amortization Event” has the meaning specified, with respect to any Group of Notes or Series of Notes, in the applicable Group/Series Supplement.
“Applicants” has the meaning set forth in Section 2.7.
“Authorized Officer” means, as to any Affiliate of Hertz, any of (i) the President, (ii) the Chief Financial Officer, (iii) the Treasurer, (iv) any Assistant Treasurer, or (v) any Vice President in the tax, legal or treasury department, in each case of such Affiliate.
“Back-up Group Administrator” shall have the meaning, with respect to any Group, set forth in the Group Supplement with respect to such Group.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978.
“Base Indenture” means the Base Indenture, dated as of November 25, 2013, between HVF II and the Trustee, as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements.
“Base Permitted Lien” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty days past due or are being

1

contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Base Related Document and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement.
“Base Related Documents” means the Base Indenture, the LP Agreement, the HVF II General Partner Certificate of Incorporation and by-laws the HVF II General Partner, collectively.
“Board of Directors” means the Board of Directors of the HVF II General Partner or any authorized committee of the Board of Directors.
“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of the Base Indenture; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes shall replace Book-Entry Notes.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York.
“Cede” means Cede & Co., a nominee of DTC.
“Certificated Security” means a “certificated security” within the meaning of Section 8-102 of the applicable UCC.
“Chapter 11 Proceedings” means proceedings under chapter 11 of the Bankruptcy Code.
“Class” means, with respect to any Series of Notes, any one of the classes of Notes of that Series of Notes as specified in the applicable Series Supplement.
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.
“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.
“Clearstream” means Clearstream Banking, societe anonyme.
“Closing Date” means the Initial Series Closing Date and each Series Closing Date, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case

2

as in effect from time to time. References to sections of the Code also refer to any successor or replacement sections.
“Collateral” means, collectively, the Group-Specific Collateral with respect to each Group of Notes and the Series-Specific Collateral with respect to each Series of Notes.
“Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement, dated as of November 25, 2013, among HVF, as grantor, HGI, as grantor, DTG Operations, Inc., as grantor, Hertz as grantor and collateral servicer, the Collateral Agent, and those various “Additional Grantors”, “Financing Sources” and “Beneficiaries” from time to time party thereto.
“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the Collateral Agency Agreement.
“Company Order” and “Company Request” means a written order or request signed in the name of HVF II by any one of its Authorized Officers and delivered to the Trustee.
“Consolidated Subsidiary” means, at any time, any Subsidiary or other entity the accounts of which are consolidated with those of Hertz in its consolidated financial statements as of such time.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligations shall include (a) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the obligation of another and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.
“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract,

3

undertaking, agreement or other instrument to which that Person is a party or by which it or any material portion of its properties is bound or to which it or any material portion of its properties is subject.
“Controlled Group” means, with respect to any Person, such Person, whether or not incorporated, and any corporation, trade or business that is, along with such Person, a member of a controlled group of corporations or a controlled group of trades or businesses as described in Sections 414(b) and (c), respectively, of the Code.
“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of the Base Indenture is located at 2 North LaSalle Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration—Structured Finance, or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders and HVF II.
“DBRS” means DBRS, Inc.
“Definitions List” means Schedule I to the Base Indenture.
“Definitive Notes” has the meaning set forth in Section 2.12.
“Depository” has the meaning set forth in Section 2.12.
“Depository Agreement” means, with respect to a Series of Notes having Book-Entry Notes, the agreement among HVF II, the Trustee and the Clearing Agency, or as otherwise provided in the applicable Series Supplement.
“Dollar” and the symbol “$” mean the lawful currency of the United States.
“DTC” means The Depository Trust Company.
“Enhancement” means, with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, overcollateralization, issuance of subordinated Notes, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap, hedging instrument or any other similar agreement.
“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement, other than any Noteholders the Notes of which are subordinated to any Class of the Notes of the same Series of Notes.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

4

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.
“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if:
(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or
(c) the board of directors of such Person (if such Person is a corporation or similar entity) shall vote to implement any of the actions set forth in clause (b) above.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“Fitch” means Fitch Ratings, Inc.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the Accounting Codification Standards issued by the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
“Governmental Authority” means any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

5

“Group” or “Group of Notes” means a Group of Notes established pursuant to the Base Indenture and the applicable Group Supplement.
“Group Account” means, with respect to any Group, the account or accounts established pursuant to the related Group Supplement for the benefit of a Group of Notes.
“Group Administrator” shall have the meaning, with respect to any Group, set forth in the Group Supplement with respect to such Group.
“Group Permitted Lien” shall have the meaning, with respect to any Group, set forth in the Group Supplement with respect to such Group.
“Group Related Documents” shall have the meaning, with respect to any Group, set forth in the Group Supplement with respect to such Group.
“Group Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of the Base Indenture.
“Group/Series Supplement” means a Series Supplement to a Group Supplement, together with such Group Supplement.
“Group-Specific Collateral” means, with respect to any Group, the collateral specified in the related Group Supplement as solely for the benefit of such Group of Notes.
“Group-Specific Collection Account” shall have the meaning, with respect to any Group, set forth in the Group Supplement with respect to such Group.
“Group-Specific Collections” means, with respect to any Group-Specific Collateral, all payments with respect to such Group-Specific Collateral, as further specified in the related Group Supplement.
“Hertz” means The Hertz Corporation, a Delaware corporation.
“Hertz Vehicles LLC” means Hertz Vehicles LLC, a Delaware limited liability company.
“HGI” means Hertz General Interest LLC, a Delaware limited liability company.
“HVF” means Hertz Vehicle Financing LLC, a Delaware limited liability company.
“HVF II” means Hertz Vehicle Financing II LP, a Delaware limited partnership.
“HVF II General Partner” means HVF II GP Corp., a Delaware corporation.
“HVF II General Partner Certificate of Incorporation” means the Certificate of Incorporation of HVF II GP Corp., dated as of September 27, 2013.

6

“HVF II LP Agreement” means the Limited Partnership Agreement of HVF II, dated as of November 25, 2013.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to any lease of any property (whether real, personal or mixed) that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than six months from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (e) all indebtedness in respect of any of the foregoing secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, and (f) all Contingent Obligations of such Person in respect of any of the foregoing.
“Indenture” means the Base Indenture.
“Indenture Supplement” means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Article 9 of the Base Indenture.
“Independent Director” has the meaning specified in the HVF II General Partner Certificate of Incorporation.
“Initial Series Closing Date” means the date on which the initial Series of Notes are issued under the Base Indenture.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Property” has the meaning specified in Section 9-102(a)(49) of the applicable UCC.
“Leasing Company” shall have the meaning, if any, specified, with respect to any Group, in the applicable Group Supplement.
“Leasing Company Trustee” shall have the meaning, if any, specified, with respect to any Group, in the applicable Group Supplement.
“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person that secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise; provided

7

that, the foregoing shall not include, as of any date of determination, any interest in or right with respect to any passenger automobile, van or light-duty truck that is being rented (as of such date) to any third-party customer of Hertz or any Affiliate thereof, which interest or right secures payment or performance of any obligation of such third-party customer.
“Master Related Documents” means the Base Related Documents, the Group Related Documents and the Series Related Documents, collectively.
“Material Adverse Effect” means, with respect to any occurrence, event or condition, applicable to any party to any of the Base Related Documents:

1.a material adverse effect on the ability of HVF II or any Affiliate of HVF II that is a party to any of the Base Related Documents to perform its obligations under such Base Related Documents; or

2.a material adverse effect on the validity or enforceability of any Base Related Documents.

“Moody’s” means Moody’s Investors Service.
“Nominee” means the party named as such in the Nominee Agreement.
“Nominee Agreement” means the Third Amended and Restated Vehicle Title Nominee Agreement, dated as of November 25, 2013, by and among Hertz Vehicles LLC, HGI, Hertz, the Collateral Agent and those various “Nominating Parties” from time to time party thereto.
“Note” has the meaning set forth in the Recitals.
“Note Obligations” means all principal and interest, at any time and from time to time, owing by HVF II on the Notes and all costs, fees and expenses payable by, or obligations of, HVF II under the Base Indenture and each other Master Related Documents.
“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).
“Note Register” has the meaning specified in Section 2.5.
“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.
“Officer’s Certificate” means a certificate signed by an Authorized Officer of HVF II.

8

“Opinion of Counsel” means a written and signed opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Hertz or its any of its Affiliate, as the case may be. For the avoidance of doubt, the term “Opinion of Counsel” shall not include any opinion not bearing a handwritten signature.
“Other Group Collateral” has the meaning set forth in Section 2.3 of this Base Indenture.
“Outstanding” has the meaning specified, with respect to any Series of Notes, in the applicable Group/Series Supplement.
“Paying Agent” has the meaning specified in Section 2.5.
“Payment Date” means, unless otherwise specified in any Group/Series Supplement for the related Series of Notes, the 25th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day, commencing on December 26, 2013.
“Permitted Investments” has the meaning specified (a) with respect to any Series of Notes, in the applicable Series Supplement and (b) with respect to any Group, in the applicable Group Supplement.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Physical Property” means banker’s acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the applicable UCC and are susceptible to physical delivery and Certificated Securities.
“Plan” means any “employee pension benefit plan”, as such term is defined in ERISA, that is subject to Title IV of ERISA (other than a “multiemployer plan”, as defined in Section 4001 of ERISA) and to which any company in the Controlled Group has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Pledged Equity Collateral Agent” means any trustee or collateral agent acting on behalf of any Pledged Stock Secured Party with respect to any of the SPV Issuer Equity.
“Pledged Equity Lender” means any Person who is a lender with respect to indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Pledged Equity Secured Party” means any Person who is (i) a secured party under a Pledged Equity Security Agreement or (ii) a Pledged Equity Lender.

9

“Pledged Equity Security Agreement” means any security agreement or intercreditor agreement with respect to any indebtedness of Hertz or any of its Affiliates where such indebtedness is secured by any of the SPV Issuer Equity.
“Potential Amortization Event” has the meaning specified, with respect to any Group of Notes or Series of Notes, in the applicable Group/Series Supplement.
“Principal Amount” has the meaning specified, with respect to any Series of Notes, in the applicable Group/Series Supplement.
“Principal Group Terms” has the meaning set forth in Section 2.3.
“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.
“Qualified Intermediary” means a Person satisfying the requirements for a “qualified intermediary” within the meaning of Section 1031 of the Code and the regulations thereunder.
“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Group/Series Supplement; provided, that, if a Rating Agency ceases to rate the Notes of any Series of Notes, such Rating Agency shall be deemed to no longer constitute a Rating Agency for all purposes with respect to such Series of Notes.
“Rating Agency Condition” with respect to any Series of Notes, has the meaning, if any, specified in the applicable Group/Series Supplement.
“RCFC” means Rental Car Finance Corp., an Oklahoma corporation (for the avoidance of doubt, including its successors by operation of a statutory conversion to a limited liability company).
“Record Date” means, with respect to any Series of Notes and any Payment Date, the date specified in the applicable Group/Series Supplement.
“Registrar” has the meaning set forth in Section 2.5.
“Reportable Event” has the meaning set forth in Title IV of ERISA.
“Required Noteholders” has the meaning specified, with respect to any Series of Notes, in the applicable Series Supplement.
“Required Standstill Provisions” means with respect to any Pledged Equity Security Agreement and with respect to any Pledged Equity Secured Party and Pledged Stock Collateral Agent thereunder, terms pursuant to which such Pledged Equity Secured Party and Pledged Equity Collateral Agent agree substantially to the effect that:

10

(a) prior to the date that is one year and one day after the payment in fill of all of the Note Obligations,
(i) such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall not be entitled at any time to (A) institute against, or join any other person in instituting against, HVF II or the HVF II General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State thereof or of any foreign jurisdiction, (B) transfer and register any of the SPV Issuer Equity in the name of such Pledged Equity Collateral Agent or a Pledged Equity Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of Hertz or any of its Subsidiaries, (D) exercise any voting rights granted or appurtenant to such SPV Issuer Equity or (E) enforce any right that the holder such SPV Issuer Equity might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of HVF II or the HVF II General Partner and
(ii) each of such Pledged Equity Collateral Agent and each other Pledged Equity Secured Party waives and releases any right to (A) require that HVF II or the HVF II General Partner be in any manner merged, combined, collapsed or consolidated with or into Hertz or any of its Subsidiaries, including by way of substantive consolidation in a bankruptcy case or similar proceeding, (B) require that the status of HVF II or the HVF II General Partner as a separate entity be in any respect disregarded, (C) contest or challenge, or join any other Person in contesting or challenging, the transfers of any securitization assets from Hertz or any of its Subsidiaries to HVF II or the HVF II General Partner, whether on grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution” or (D) contest or challenge, or join any other Person in contesting or challenging, any agreement pursuant to which any assets are leased by HVF II or the HVF II General Partner to any Person as other than a “true lease”;
(b) upon the transfer by Hertz or any of its Subsidiaries (other than HVF II or the HVF II General Partner or any other special purpose subsidiary of Hertz) of securitization assets to HVF II or the HVF II General Partner or any other such special purpose subsidiary in a securitization as permitted under such Pledged Equity Security Agreement, any liens with respect to such securitization assets arising under the loan and security documentation with respect to such Pledged Equity Security Agreement shall automatically be released (and the Pledged Equity Collateral Agent is authorized to execute and enter into any such releases and other documents as Hertz may reasonably request in order to give effect thereto);
(c) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party shall take no action related to any SPV Issuer Equity that would cause

11

HVF II or the HVF II General Partner to breach any of its covenants in its certificate of formation, limited liability company agreement, limited partnership agreement or in any other Mater Related Document or to be unable to make any representation in any such document;
(d) each of such Pledged Equity Collateral Agent and each Pledged Equity Secured Party acknowledges that it has no interest in, and will not assert any interest in, the assets owned by HVF II or the HVF II General Partner other than, following a transfer of any pledged SPV Issuer Equity to the Pledged Equity Collateral Agent in connection with any exercise of remedies pursuant to such Pledged Equity Security Agreement, the right to receive lawful dividends or other distributions when paid by HVF II or the HVF II General Partner from lawful sources and in accordance with the Master Related Documents and the rights of a partner of HVF II or a member of the HVF II General Partner; and
(e) each such Pledged Equity Collateral Agent and each Pledged Equity Secured Party agree and acknowledge that: (i) each of the Trustee, the Collateral Agent, each Enhancement Provider and any other agent and/or trustee acting on behalf of the Noteholders is an express third party beneficiary with respect to the provisions set forth in clause (a) above and (ii) each of the Trustee, the Collateral Agent, each Enhancement Provider and any other agent and/or trustee acting on behalf of the Noteholders shall have the right to enforce compliance by the Pledged Equity Collateral Agent and each Pledged Equity Secured Party with respect to any of the foregoing clauses (a) through (d).
“Requirements of Law” means, with respect to any Person or any of its property (other than its Subsidiaries), the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property (other than its Subsidiaries), and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property (other than its Subsidiaries) or to which such Person or any of its property (other than its Subsidiaries) is subject, whether Federal, state or local.
“Requisite Group Investors” has the meaning specified, with respect to any Group, in the applicable Group Supplement.
“Requisite Indenture Investors” means Noteholders holding in excess of 50% of the Aggregate Indenture Principal Amount; provided, however, that, upon the occurrence and during the continuance of an Amortization Event with respect to any Series of Notes held by a Committed Purchaser, the purchase commitment of such Committed Purchaser shall be deemed to be zero.
“Responsible Officer” means, with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at

12

the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Collateral Agency Agreement.
“Revised Article 8” means Article 8 of the New York UCC.
“Revised Article 9” means Article 9 of the New York UCC.
“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Securities Act” means the Securities Act of 1933, as amended.
“Series Closing Date” means, with respect to any Series of Notes, the date specified as such in the applicable Series Supplement.
“Series of Notes” means, each Series of Notes issued and authenticated pursuant to the Base Indenture and a Group/Series Supplement.
“Series Permitted Lien” shall have the meaning, with respect to any Series of Notes, set forth in the Series Supplement with respect to such Series.
“Series Related Documents” shall have the meaning, with respect to any Series of Notes, set forth in the Series Supplement with respect to such Series.
“Series Supplement” means, with respect to any Group Supplement, a supplement to such Group Supplement complying (to the extent applicable) with the terms of such Group Supplement pursuant to which a Series of Notes is issued.
“Series-Specific Collateral” means, with respect to any Series of Notes, the collateral specified in the related Series Supplement as solely for the benefit of such Series of Notes.
“Series-Specific Collection Account” shall have the meaning, with respect to any Series of Notes, set forth in the Series Supplement with respect to such Series of Notes.
“SPV Issuer Equity” has the meaning specified in Section 5.12.
“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such parent or (b) that is, at the time any determination is being made, otherwise controlled, by such parent or one or more subsidiaries of such parent or by such parent and one or more subsidiaries of such parent.

13

“Tax Opinion” means an Opinion of Counsel to be delivered in connection with the issuance of a new Series of Notes to the effect that, for United States federal income tax purposes, (i) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) characterized as debt at the time of their issuance and (ii) HVF II will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes.
“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant secretary, associate, senior associate, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, or any successor thereto responsible for the administration of the Base Indenture.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee under the Base Indenture and under each Group/Series Supplement.
“U.S. Government Obligations” means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged as to full and timely payment of such obligations.
“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.
“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
“written” or “in writing” means any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.

14